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                                                                     Exhibit 5.1


                                 Hale and Dorr
                                60 State Street
                               Boston, MA  02109


                                                                October 20, 1994

     Augat Inc.
     P.O. Box 448
     89 Forbes Boulevard
     Mansfield, MA  02048

     Ladies and Gentlemen:

          We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 750,000 shares of Common Stock, $.10 par value per share (the "Shares"), of Augat Inc., a Massachusetts corporation (the "Company"), issuable under the Company's 1994 Stock Plan (the "Plan").

          We have examined the Amended and Restated Certificate of Incorporation and Amended By-Laws of the Company, the Registration Statement and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

          In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan and the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ HALE AND DORR

                                   HALE AND DORR